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February 7, 2014
JAVELIN Mortgage Investment Corp.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to our opinion dated November 1, 2013 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-192051) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 1, 2013 by JAVELIN Mortgage Investment Corp. (the "Company") pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") dated February 7, 2014.  The Prospectus Supplement relates to the offering by the Company of up to 1,000,000 shares (the "Shares") of the Company’s common stock, $0.001 par value per share (the "Common Stock"), that may be issued pursuant to the Company's 2014 Dividend Reinvestment and Stock Purchase Plan (the "Plan"). We understand that the Common Stock is to be offered and sold in the manner set forth in the Registration Statement and the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, which includes the Plan, (ii) the Company's Articles of Incorporation, as amended to date (the "Articles"), (iii) the Company's By-laws, as amended to date, (iv) certain resolutions and minutes of the Board of Directors of the Company relating to the Registration Statement, the Plan and the proposed registration, issuance and sale of the Shares under the Plan (the "Resolutions"), (v) certificates of public officials and certificates of officers or other representatives of the Company, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration, the Plan and the registration, issuance and sale of the Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) as to matters of fact, the truthfulness of the factual statements of the Company made in the Plan and the Registration Statement and in the certificates of public officials and officers of the Company; and (d) that the total number of shares of Common Stock issued and outstanding after

JAVELIN Mortgage Investment Corp.
February 7, 2014

the issuance of any of the Shares will not exceed the number of shares of Common Stock that the Company then has the authority to issue under the Articles.

Based on the foregoing, and subject to the assumptions qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Articles, the Resolutions and the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ AKERMAN LLP